Item 27 Exhibit (h) i a 1b.

AIM Variable Insurance Funds, Inc. Amendment No. 2 to Participation Agreement

AMENDMENT NO. 2 TO

PARTICIPATION AGREEMENT

The Participation Agreement (the “Agreement”), dated as of April 30, 2004, as amended, by and among AIM Variable Insurance Funds, a Delaware trust; Invesco Aim Distributors, Inc., a Delaware corporation; and Massachusetts Mutual Life Insurance Company, a Massachusetts life insurance company, is hereby amended as follows:

WHEREAS, effective April 30, 2010, AIM Variable Insurance Funds will be renamed AIM Variable Insurance Funds (Invesco Variable Insurance Funds). All references to AIM Variable Insurance Funds will hereby be deleted and replaced with AIM Variable Insurance Funds (Invesco Variable Insurance Funds);

WHEREAS, effective April 30, 2010, Invesco Aim Distributors, Inc. will be renamed Invesco Distributors, Inc. All references to Invesco Aim Distributors, Inc. will hereby be deleted and replaced with Invesco Distributors, Inc.

Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

SCHEDULE A

FUNDS AVAILABLE UNDER THE CONTRACTS

ALL SERIES I SHARES AND SERIES II SHARES OF AIM VARIABLE INSURANCE FUNDS (INVESCO VARIABLE INSURANCE FUNDS)

ACCOUNTS UTILIZING THE FUNDS

ALL ACCOUNTS UTILIZING THE FUNDS

CONTRACTS FUNDED BY THE ACCOUNTS

ALL CONTRACTS FUNDED BY THE ACCOUNTS

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective date: April 30, 2010

AIM VARIABLE INSURANCE FUNDS (INVESCO VARIABLE INSURANCE FUNDS)

Attest:	/s/ Peter Davidson	By:	/s/ John M. Zerr
Name:	Peter Davidson	Name:	John M. Zerr
Title:	Assistant Secretary	Title:	Senior Vice President

INVESCO DISTRIBUTORS, INC.

Attest:	/s/ Peter Davidson	By:	/s/ John S. Cooper
Name:	Peter Davidson	Name:	John S. Cooper
Title:	Assistant Secretary	Title:	President

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

Attest:	/s/ Janice Jaile	By:	/s/ Richard J. Byrne
Name:	Janice Jaile	Name:	Richard J. Byrne
Title:	Admin. Assistant	Title:	Vice President

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